Exhibit 99.1

Tyra Biosciences Reports Third Quarter 2021 Financial Results and Highlights

-Successful completion of upsized $198.7 million initial public offering; cash and cash equivalents of $312.8 million as of September 30, 2021-

-Nominated 2nd product candidate for clinical development, TYRA-200 (FGFR2 inhibitor), from its SNÅP platform-

-Strengthened team with appointments of Esther van den Boom as Chief Financial Officer, John Healy as General Counsel, Allison Kemner as VP, Clinical Sciences and Operations, and Rehan Verjee as a member of the Board of Directors-

CARLSBAD, Calif., November 3, 2021 – Tyra Biosciences, Inc. (Nasdaq: TYRA), a precision oncology company focused on developing purpose-built therapies to overcome tumor resistance and improve outcomes for patients with cancer, today reported financial results for the quarter ended September 30, 2021 and highlighted recent corporate progress.

“2021 has been transformational for TYRA. We’re pleased to have made meaningful progress across our business with important advancements in our programs, people and financial strategy,” said Todd Harris, CEO of TYRA. “With the capital raised in our IPO from top tier institutional investors, key additions to our leadership and board and the growth of our pipeline, TYRA is well-positioned to execute on our strategy of delivering next-generation therapies to patients with acquired tumor resistance.”

Third Quarter 2021 and Recent Corporate Highlights

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Completed $198.7 Million Upsized Initial Public Offering. In September 2021, TYRA sold 12,420,000 shares of common stock in its initial public offering, which included the exercise in full by the underwriters of their option to purchase 1,620,000 additional shares of common stock, at a public offering price of $16.00 per share. The gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by TYRA, were $198.7 million.

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Appointed Rehan Verjee to Board of Directors. Rehan Verjee, former President of EMD Serono and Global Head of the Innovative Medicine Franchises for Merck KGaA, was appointed to TYRA’s Board of Directors.

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Strengthened Leadership. TYRA made key senior appointments including Esther van den Boom as Chief Financial Officer, John Healy as General Counsel, and Allison Kemner as Vice President, Clinical Sciences and Operations.

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Nominated 2nd Product Candidate for Clinical Development, TYRA-200 (FGFR2 Inhibitor). In October 2021, TYRA nominated its product candidate, TYRA-200, for clinical development to treat patients with tumors due to activating mutations and gene alterations in FGFR2. Similar to therapies designed for the treatment of FGFR3-driven cancers, resistance to both approved and investigational FGFR inhibitors has been shown to arise due to well-characterized mutations in FGFR2. TYRA has designed TYRA-200 to be active against multiple acquired resistant mutations that arise during treatment with other FGFR inhibitors, which remains a high unmet medical need, particularly in intrahepatic cholangiocarcinoma. TYRA anticipates filing an Investigational New Drug application (IND) for TYRA-200 with the U.S. Food and Drug Administration in the second half of 2022.

Third Quarter 2021 Financial Results

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Cash Position: Cash and cash equivalents were $312.8 million as of September 30, 2021, as compared to $15.2 million as of December 31, 2020. TYRA expects its current cash and cash equivalents balance to fund operations through at least 2024.

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R&D Expenses: R&D expenses were $5.5 million for the quarter ended September 30, 2021, compared to $1.9 million for the quarter ended September 30, 2020. The increase was primarily driven by expenses incurred in connection with the advancement of TYRA-300 and other development programs as well as increased personnel costs to support increased development activities and the growth of TYRA’s pipeline.

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General and Administrative (G&A) Expenses: G&A expenses were $1.2 million for the quarter ended September 30, 2021, compared to $0.5 million for the quarter ended September 30, 2020. The increase was primarily driven by increased personnel costs and professional services including accounting, legal and consulting fees.

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Net Loss: For the quarter ended September 30, 2021, TYRA reported a net loss of $6.6 million, or $(0.72) per basic and diluted share, compared to a net loss of $2.3 million, or $(1.47) per basic and diluted share, for the quarter ended September 30, 2020.

About TYRA’s SNÅP Platform

TYRA has developed a proprietary, in-house discovery platform named SNÅP that enables TYRA scientists to see the real-world interaction between drug and target in rapid, sequential, structural SNÅPshots. Through the rapid generation of these precise molecular SNÅPshots, TYRA is able to continually gain deeper insights into the structure of inhibitor binding sites and how commonly occurring genetic alterations lead to acquired drug resistance to existing therapies. Leveraging these insights, TYRA aims to predict the genetic alterations most likely to cause resistance to specific existing therapies and develop compound candidates with innovative structures that are designed to inhibit the target while avoiding those mutations.

About Tyra Biosciences

Tyra Biosciences, Inc. is a precision oncology company focused on developing purpose-built therapies to overcome tumor resistance and improve outcomes for patients with cancer. TYRA is using its proprietary SNÅP platform, which is optimized to enable rapid and precise refinement of structural design through iterative molecular SNÅPshots, in order to generate next-generation product candidates that are specifically designed to address acquired drug resistance and provide alternative treatment options. TYRA is initially focused on developing a pipeline of selective inhibitors of the Fibroblast Growth Factor Receptor (FGFR) family members, which are altered in approximately 7% of all cancers. TYRA is advancing multiple product candidates toward the clinic including its lead product candidate TYRA-300, an FGFR3 inhibitor with an initial focus on patients with bladder cancer, and TYRA-200, an FGFR2 inhibitor with an initial focus on patients with intrahepatic cholangiocarcinoma who have developed drug resistance mutations from existing FGFR inhibitors.

Forward-Looking Statements

TYRA cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the potential to develop next-generation targeted therapies that improve clinical outcomes; the expected IND timing for TYRA-200; the progress and the planned advancement of our development pipeline, including TYRA-300; and projected cash runway and expectations regarding the sufficiency of existing capital to support our business strategy. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: we are early in our development efforts, have not tested any of our product candidates in clinical trials and the approach we are taking to discover and develop drugs based on our SNÅP platform is novel and unproven and it may never lead to product candidates that are successful in clinical development or approved products of commercial value; potential delays in the commencement, enrollment, and completion of preclinical studies and clinical trials; our dependence on third parties in connection with manufacturing, research and preclinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization; unfavorable results from preclinical studies; results from preclinical studies or early clinical trials not necessarily being predictive of future results; our ability to maintain undisrupted business operations due to the COVID-19 pandemic, including delaying or disrupting our preclinical studies, manufacturing, and supply chain; regulatory developments in the United States and foreign countries; our ability to obtain and maintain intellectual property protection for our product candidates and proprietary technologies; we may use our capital resources sooner than we expect; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our most recent quarterly report on Form 10-Q and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Amy Conrad

aconrad@tyra.bio

Tyra Biosciences, Inc.

Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2021	2020
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$312,823	$15,224
Working capital	308,733	13,423
Total assets	315,970	16,011
Accumulated deficit	(30,441)	(14,077)
Total stockholders’ equity (deficit)	309,731	(13,638)

Tyra Biosciences, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$5,484	$1,862	$13,386	$4,275
General and administrative	1,154	470	2,970	1,345

Total operating expenses	6,638	2,332	16,356	5,620

Loss from operations	(6,638)	(2,332)	(16,356)	(5,620)
Other (expense) income:
Interest income	2	—	8	1
Change in fair value of simple agreement for future equity	—	—	—	(15)
Other expense	(7)	(7)	(16)	(17)

Total other expense	(5)	(7)	(8)	(31)

Net loss and comprehensive loss	$(6,643)	$(2,339)	$(16,364)	$(5,651)

Net loss per share, basic and diluted	$(0.72)	$(1.47)	$(3.63)	$(3.83)

Weighted-average shares used to compute net loss per share, basic and diluted	9,164,003	1,594,873	4,504,997	1,475,266